Exhibit 99.1
IN THE CIRCUIT COURT OF ST. LOUIS COUNTY, MISSOURI

PAUL PASCHETTO, Derivatively on Behalf	)
of PANERA BREAD COMPANY,	)
)
Plaintiff,	)	Case No. 08-SL-CC00805
)
vs.	)	Division No. 2
RONALD M. SHAICH, et al.,	)
)
Defendants,	)
)
-and-)
)
PANERA BREAD COMPANY, a Delaware	)
corporation,	)
)
Nominal Defendant.	)
)
NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

TO: ALL OWNERS OF PANERA BREAD COMPANY (“PANERA” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 21, 2011 (“CURRENT PANERA SHAREHOLDERS”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.
This notice has been provided to you, pursuant to an Order of the Circuit Court of St. Louis County, Missouri (the “Court”). The purpose of the notice is to advise you of the proposed Settlement,1 as set forth in a Stipulation and Agreement of Settlement dated February 21, 2011 (the “Stipulation”), of the shareholder derivative action filed on behalf of Panera pending before the Court and of the Settlement Hearing. The Settlement will fully resolve the Derivative Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Action with prejudice. The Stipulation may be inspected at the office of the Clerk of the Circuit Court of St. Louis County, Missouri located at 7900 Carondelet Avenue, Clayton, Missouri 63105, for a more detailed statement of the matters involved in the Derivative Action, the Settlement, and the terms discussed in this notice. The Stipulation is also available for viewing on the websites of Panera at http://www.panerabread.com/about/investor/reports and Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html.
This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and proposed Settlement of the Derivative Action.
I. DEFINITIONS USED IN THIS NOTICE
As used in the Stipulation, the following terms have the meanings specified below:
1. “Court” means the Circuit Court of St. Louis County, Missouri.
2. “Current Panera Shareholders” means any Persons (as defined herein) who owned Panera common stock as of the date of the execution of the Stipulation and who continue to hold their Panera common stock as of the date of the Settlement Hearing (as defined herein), excluding the Individual Defendants, the officers and directors of Panera, members of their immediate

[1]	All capitalized terms are defined in Section I below, unless otherwise noted.

families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
3. “Defendants” collectively refers to Panera and the Individual Defendants.
4. “Defendants’ counsel” means collectively R. Prescott Sifton, Jr. of Husch Blackwell LLP, the Plaza in Clayton, 190 Carondelet Plaza, Suite 600, St. Louis, Missouri 63105 and Michael R. Dube of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, and Michael G. Bongiorno of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Ave., New York, New York 10022.
5. “Defendants’ Released Claims” means any and all claims, debts, rights, or causes of action or liabilities, including Unknown Claims (as defined herein), that could be asserted in any forum by Panera or any of the Released Persons or their successors and assigns against the Plaintiff, Plaintiff’s counsel, or Panera which arise out of or relate in any way to the institution, prosecution, or settlement of the Derivative Action (except for any claims to enforce the Settlement).
6. “Derivative Action” means the shareholder derivative action pending in the Circuit Court of St. Louis County, Missouri, captioned Paschetto v. Shaich, et al., Case No. 08-SL-CC00805.
7. “Effective Date” means the first date by which all of the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.
8. “Final” means the expiration of all time to seek appeal or other review of the Judgment, or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument or review by writ of certiorari or otherwise.
9. “Individual Defendants” means collectively, Ronald M. Shaich, Mark A. Borland, John M. Maguire, Scott G. Davis, Thomas C. Kish, Larry J. Franklin, Domenic Colasacco, Fred K. Foulkes, Mark E. Hood, and Thomas E. Lynch.

10. “Judgment” means the [Proposed] Final Order and Judgment to be rendered by the Court, substantially in the form of Exhibit E attached to the Stipulation.
11. “Panera” or the “Company” means Panera Bread Company.
12. “Parties” means collectively, Plaintiff, the Individual Defendants, and Panera.
13. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
14. “Plaintiff” means Paul Paschetto, individually and derivatively on behalf of Panera.
15. “Plaintiff’s counsel” means collectively Felipe J. Arroyo, Shane P. Sanders, and Alejandro E. Moreno of Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California, 92101 and Michael J. Flannery and James J. Rosemergy of Carey Danis & Lowe, 8235 Forsyth Blvd., Suite 1100, St. Louis, Missouri, 63105.
16. “Related Persons” means each of Panera or the Individual Defendants’ past or present subsidiaries, parents, successors and predecessors, insurers, officers, directors, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, and any firm, trust, corporation, officer, director, or other individual or entity in which any Individual Defendant or Panera has a controlling interest, and the legal representatives, heirs, successors in interest, or assigns of any Individual Defendant.
17. “Released Claims” means any and all claims, debts, demands, rights, or causes of action or liabilities, including Unknown Claims, existing by or derivatively on behalf of Panera, against any of the Released Persons which arise out of or relate to: (i) the allegations in the Derivative Action; or (ii) the Settlement, except for any claims to enforce the Settlement.
18. “Released Persons” means collectively each of the Individual Defendants and each of their Related Persons.
19. “Settlement” shall mean the settlement documented in the Stipulation.

20. “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
21. “Unknown Claims” means any of the Released Claims and any of the Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all Released Claims and Defendants’ Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.
II. THE DERIVATIVE ACTION
On February 22, 2008, Plaintiff filed a shareholder derivative petition in the Circuit Court of St. Louis County, Missouri under the caption Paschetto v. Shaich, et al., Case No. 08-SL-CC00805 (the “Petition”). Plaintiff brought derivative claims on behalf of Panera against certain of its officers and directors for alleged violations of state law, including breaches of fiduciary duties, corporate mismanagement, waste of corporate assets, and unjust enrichment.

Plaintiff alleged that, at the Individual Defendants’ direction, Panera: (i) improperly overstated the Company’s expected growth and business prospects; (ii) continuously increased Panera’s earnings guidance while demand for Panera products was actually declining; and (iii) simultaneously opened new bakery-cafes pursuant to an aggressive growth strategy, which resulted in the cannibalization of sales at Panera’s existing bakery-cafes. Plaintiff also alleged that certain of the Individual Defendants, with non-public knowledge of these facts, sold their personally held shares of Company stock at artificially inflated prices. Plaintiff also alleged that the Individual Defendants’ wrongdoing negatively impacted the Company’s sales and revenue margins, thereby causing substantial monetary losses to Panera and other damages, such as to the Company’s reputation and goodwill.
On July 18, 2008, Defendants moved to dismiss the Petition on the grounds that: (i) Plaintiff had not adequately pled facts demonstrating that a demand upon Panera’s Board of Directors (“Board”) to bring the Derivative Action would have been a futile act; and (ii) Plaintiff’s causes of action were not sufficiently pled.
On August 29, 2008, Plaintiff filed an opposition to the Defendants’ motion to dismiss. Plaintiff argued that the factual allegations in the Petition created a reasonable doubt that a majority of the Board was disinterested and independent for purposes of considering a demand, and that the Petition sufficiently pled facts to support each of the derivative claims against the Individual Defendants.
On September 15, 2008, after the motion to dismiss had been fully briefed, the Court heard oral argument on the motion to dismiss from the Parties and their respective counsel.
On December 14, 2009, the Court denied the Defendants’ motion to dismiss, holding that the Petition adequately pled demand futility and that the allegations in the Petition were sufficient to support the claims . On January 27, 2010, Defendants filed an answer to the Petition denying any wrongdoing or liability whatsoever.

After Panera answered the Petition, Plaintiff pursued discovery. On January 15, 2010, Plaintiff received Defendants’ response to Plaintiff’s first requests for production of documents, which were originally served on September 25, 2008. On February 17, 2010, the Parties executed a stipulation and order regarding the use of confidential materials and information, which was entered by the Court on the same date. On March 1, 2010, after counsel for the respective Parties met and conferred regarding a discovery plan, Plaintiff served a second request for production of documents upon Panera and the Individual Defendants.
On April 9, 2010, Plaintiff served Panera with deposition notices for individuals knowledgeable to testify on behalf of Panera as to various matters pertinent to Plaintiff’s claims. Plaintiff also served deposition notices upon: (i) each of the Individual Defendants; (ii) former Panera employees David Burns, Kevin Blasdell, and Mark Brownstein; (iii) Price Waterhouse Coopers LLP, Panera’s auditor during the relevant time period; and (iv) other individuals identified during this discovery process.
On May 17, 2010, Defendants filed a motion for summary judgment (“MSJ”), arguing that the Derivative Action should be dismissed as a result of the U.S. District Court for the Eastern District of Missouri’s decision in a factually related securities class action entitled Western Washington Laborers-Employers Pension Trust v. Panera Bread Company, et al., Case No. 4:08CV00120 ERW (the “Securities Class Action”). Specifically, Defendants argued that the partial granting of a summary judgment motion in the Securities Class Action finding that the same statements challenged in the Derivative Action to have been proper defeated any alleged breach of fiduciary duty and eviscerated any potential damages alleged in the Derivative Action. Also on May 17, 2010, Defendants filed a motion for a protective order (“MPO”) seeking to stay all discovery, including, outstanding document requests and deposition notices, pending resolution of the MSJ.
On June 7, 2010, the Parties stipulated to the withdrawal of Defendants’ MSJ without prejudice while the Parties engaged in settlement negotiations and participated in a formal mediation. In connection with those negotiations, Plaintiff’s counsel sent Defendants’ counsel a settlement proposal containing detailed corporate governance reforms targeted at, inter alia, Board level oversight of the Company’s growth and expansion activities. Defendants’ counsel produced to Plaintiff’s counsel certain confidential documents, including documents related to the Company’s director and officer liability insurance policies. On July 13, 2010, the Parties and their respective counsel attended a full-day mediation session with the Honorable Daniel Weinstein (Ret.) of JAMS. The Parties were unable to reach a settlement at that time.
On July 28, 2010, Defendants re-filed the MSJ. On July 29, 2010, Plaintiff filed a response in opposition to Defendants’ MSJ and moved to continue the MSJ pursuant to Missouri Supreme Court Rule 74.04(f) on the grounds that it was premature without additional discovery. Also on July 29, 2010, Plaintiff filed an opposition to the Defendants’ MPO and a cross-motion to compel Defendants’ prodcution of documents responsive to Plaintiff’s outstanding discovery requests.
On September 1, 2010, the Court denied Defendants’ MPO and ordered the Parties to resume discovery on a truncated schedule. On September 13, 2010, the Parties submitted a joint scheduling order and the Court calendared the Derivative Action for a July 11, 2011 trial date.
Following the Court’s denial of Defendants’ MPO, Plaintiff moved forward with discovery. On October 12 and 21, 2010, respectively, Plaintiff served third and fourth requests for production of documents upon Panera and the Individual Defendants. On October 1, 2010, November 10, 2010, and November 29, 2010, respectively, Plaintiff served first, second, and third sets of interrogatories upon Panera.
On October 13, 2010, November 3, 2010, November 8, 2010, and November 18, 2010, Plaintiff took the depositions of the individuals designated by Panera to testify as persons knowledgeable as to certain deposition topics identified by Plaintiff: Plaintiff took the deposition of a member of the Panera Board, on November 30, 2010.
On October 18, 2010, Defendants filed a reply in support of the MSJ. On November 12, 2010, Plaintiff filed a supplemental memorandum in opposition to Defendants’ MSJ. On November 19, 2010, counsel appeared before the Court to present their arguments on Defendants’ MSJ.
The Parties and their respective counsel then renewed negotiations concerning a potential resolution of the Derivative Action. After extensive negotiations, the Parties reached an agreement in principle to settle the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation. The Board of Panera, in an exercise of its independent business judgment, approved the Settlement and each of its terms.
III. PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff believes that the Derivative Action has substantial merit. Nonetheless, Plaintiff and Plaintiff’s counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and through possible appeals. Plaintiff’s counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions. Plaintiff’s counsel have conducted extensive investigation and discovery during the more than two-year prosecution of the Derivative Action, including, inter alia: (i) reviewing more than 300,000 pages of documents produced by Defendants and third parties; (ii) reviewing Panera’s press releases, public statements, U.S. Securities Exchange Commission (“SEC”) filings, regulatory filings and reports, and securities analysts’ reports about the Company; (iii) reviewing media reports about the Company; (iv) investigating percipient witnesses, including former Panera employees; (v) taking several fact depositions; (vi) researching and analyzing the restaurant industry; (vii) opposing a motion to dismiss and a motion for summary judgment; (viii) researching the applicable law with respect to the claims alleged in the Derivative Action and the potential defenses thereto; and (ix) negotiating this Settlement with Defendants. Based on their thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Panera and its shareholders. Based upon Plaintiff’s counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Panera and its shareholders and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation.

IV. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiff, Panera, or its shareholders. While denying the validity of any allegations made in the Derivative Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims be settled on the terms reflected in the Stipulation. The Individual Defendants and Panera are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.
Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
V. THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable Maura B. McShane on April 8, 2011 at 10 a.m. at the Circuit Court of St. Louis County, Missouri, 7900 Carundelet Avenue, Clayton, Missouri 63105, Division 2, to determine whether: (i) the Settlement of the Derivative Action upon the terms and subject to the conditions set forth in the Stipulation is fair, reasonable, and adequate and should be approved by the Court; (ii) the Derivative Action should be dismissed with prejudice; and (iii) the payment and reimbursement of Plaintiff’s attorneys’ fees and expenses should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VI. TERMS OF THE THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and Panera at http://www.panerabread.com/about/investor/reports. The following is only a summary of its terms.
The Parties and their respective counsel have conducted extensive negotiations and have reached agreement regarding corporate governance issues, including certain corporate governance additions, modifications, and/or formalizations, which measures have been reviewed and agreed upon by Plaintiff’s counsel. Within thirty days after Court approval of a settlement of the Derivative Action, to settle this Action, Panera shall more formally express and/or implement and maintain in substance the additions, modifications and/or formalizations identified in Section I of Exhibit A attached to the Stipulation for a period of no less than three years. Panera shall promptly supply Plaintiff with a copy of any and all Board resolution(s) implementing the governance provided for in this Settlement, and any and all relevant Board minutes addressing same. In addition to the measures outlined in Section I of Exhibit A, Defendants acknowledge that the Company adopted or changed the corporate governance measures identified in Section II of Exhibit A during the pendency of the Action.
VII. DISMISSAL AND RELEASES
Upon the Effective Date, Plaintiff, Panera, and Current Panera Shareholders shall be deemed to have, and by operation of the Judgment, shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Persons; provided however, that such relase shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
Upon the Effective Date, each of the Released Persons, shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever settled, released, discharged, extinguished, and dismissed with prejudice the Defendants’ Released Claims against Plaintiff and

Plaintiff’s counsel; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
VIII. PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES
After negotiating the substantive terms of the settlement, the Parties discussed a fair and reasonable sum to be paid to Plaintiff’s counsel for their attorneys’ fees and expenses. Subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiff’s attorneys’ fees and expenses in the amount of $1.375 million. To date, Plaintiff’s counsel have neither received any payment for their services in prosecuting the Derivative Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Parties believe that the negotiated sum for Plaintiff’s attorneys’ fees and expenses is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Neither Panera nor its shareholders are personally liable for the payment of Plaintiff’s attorneys’ fees and expenses.
IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING
Any Current Panera Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the payment and reimbursement of Plaintiff’s attorneys’ fees and expenses should not be approved, provided, however, unless otherwise ordered by the Court, no Current Panera Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the payment and reimbursement of Plaintiff’s expenses, unless that shareholder has, at least ten business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Panera common stock through the date of the Settlement Hearing, including the number of shares of Panera common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Panera Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subject of their testimony. If a Current Panera Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

The Court:	Counsel for Defendants

Clerk of the Court	WILMER CUTLER PICKERING
Circuit Court of St. Louis County	HALE AND DORR LLP
7900 Carondelet Avenue	Attn: Michael R. Dube, Esq.
Clayton, MO 63105	60 State Street
Boston, MA 02109
Telephone: (617) 526-6000

Counsel for Plaintiff:

ROBBINS UMEDA LLP
Attn: Felipe J. Arroyo, Esq.
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Any Current Panera Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given
X. CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) entry of the requested Judgment by the Court; and (ii) expiration of the time to appeal from, or alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation (and the Parties shall meet and confer in good faith to discuss the resumption and schedule of further proceedings).
XI. EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation and Agreement of Settlement which may be viewed on the website of Robbins Umeda LLP at http://www.robbinsumeda.com/notices.html and on the website of Panera at http://www.panerabread.com/about/investor/reports. You may also inspect the Stipulation during business hours at the office of the Clerk of the Circuit Court of St. Louis County, Missouri located at 7900 Carondelet Avenue, Clayton, Missouri 63105. Or you can call or write Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California 92101, telephone: (619) 525-3990, for additional information concerning the Settlement.
PLEASE DO NOT TELEPHONE THE COURT OR PANERA REGARDING THIS NOTICE.